A PARTNERSHIP OF INCORPORATED PROFESSIONALS                       AMISANO HANSON
                                                           CHARTERED ACCOUNTANTS









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference, in the Form SB-2 of Paracap Corporation. (the "Company"), of our report of August 22, 2005 on the financial statements as of July 31, 2005 and for the period then ended. We also consent to the reference to our firm under the heading "Experts" in the Form SB-2. Our report dated August 22, 2005 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.


"AMISANO HANSON"


AMISANO HANSON
Chartered Accountants


Vancouver, BC, Canada
September 6, 2005



05/O/Paracap0905.CONS








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